UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 2, 2011

BIO-AMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On 8 February 2011, Bio-AMD, Inc. ("Bio-AMD") commenced proceedings against Mayer Brown International LLP in the High Court of Justice, Chancery Division, London, UK under action number HC11C00257.  Mayer Brown denied any and all of the allegations made against it by Bio-AMD.   The parties agreed to settle the claim in November 2011 and have filed a Consent Order with the Court. On December 2, 2011 we received the sum of 1,600,000 British Pounds (approximately US $ 2,500,000), from which deductions for deferred costs were made related to the action approximating to 663,000 British Pounds (approximately $1,000,000).  By the Consent Order, Bio-AMD withdrew any and all allegations of fraud, conspiracy and breach of fiduciary duty against Mayer Brown and agreed to the dismissal of the action with no order as to costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-AMD, Inc.

Dated: December 7, 2011	By:	/s/ Thomas Barr
Name: Thomas Barr
Chief Executive Officer